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                                                                    EXHIBIT 99.2

November 12, 2002

The Board of Directors
Apple Suites, Inc.
10 South Byrd Street
Richmond, VA 23219

Re: Registration Statement on Form S-4 (File No. 333-_____) of Apple Hospitality Two, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated October 23, 2002, with respect to the fairness, from a financial point of view, of the Common Shares Consideration to be received by holders of Suites Common Shares (excluding Apple Hospitality Two, Inc. ("Hospitality") and any affiliate thereof) pursuant to the Agreement and Plan of Merger, draft dated as of October 22, 2002 (the "Agreement"), among Hospitality, Apple Suites, Inc. ("Suites"), and Hospitality Acquisition Company. Capitalized terms in this letter shall have the meaning ascribed to them in the Agreement unless the context clearly requires otherwise.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of Suites in connection with the merger transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Suites has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Opinion of Suites Financial Advisor", "Opinion of Financial Advisor to Suites", "Background of the Merger", "Suites' Reasons for the Merger", "Interests of Certain Persons in the Merger", "Representation and Warranties", "Conditions to Consummate the Merger" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act to 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statements within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,



/s/ Wachovia Securities